Exhibit 5








                                  June 10, 1994



Wellman, Inc.
1040 Broad Street
Shrewsbury, NJ 07702

Ladies and Gentlemen:

    This opinion is furnished in connection with the filing by Wellman, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended, interests in the Company's Retirement Plan and Trust (the "Plan") and 100,000 shares of Common Stock, $.001 par value (the "Common Stock"), to be issued pursuant to the Plan.

    As counsel for the Company, we participated in the preparation of the Registration Statement and have examined such other certificates and documents as we deemed necessary or appropriate for the purposes of this opinion.

    Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

    We hereby consent to the reference to our firm in the Registration Statement.

                                  Very truly yours,



                                  EDWARDS & ANGELL